SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ----------------

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) February 11, 2002

                                EMCOR GROUP, INC.
             -----------------------------------------------------------
               (Exact name of registrant as specified in its charter)



             Delaware                    0-2315                11-2125338
             --------                    ------                 ----------
  (State or Other Jurisdiction of    (Commission File         (IRS Employer
          Incorporation)                 Number)            Identification No.)



                    101 Merritt Seven
                       Norwalk, CT                                 06851
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        (Address of principal executive offices)                 (Zip Code)





Registrant's telephone number, including area code:  (203) 849-7800



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Item 5.  Other Events.
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         On February 11, 2002, EMCOR-CSI Holding Co. ("EMCOR Holding"), a
Delaware corporation and wholly-owned subsidiary of EMCOR Group, Inc. ("EMCOR"), entered into a Purchase Agreement (the "Purchase Agreement") with Comfort Systems USA, Inc., a Delaware corporation ("Comfort Systems"), pursuant to which EMCOR Holding would acquire all the outstanding capital stock of and ownership interests in 19 subsidiaries of Comfort Systems. Under the terms of the Purchase Agreement, EMCOR Holding will pay approximately $164.25 million in cash and assume approximately $22 million of Comfort Systems notes payable to former owners of certain of the acquired companies.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (c) Exhibits.

         2.1 Purchase Agreement, dated as of February 11, 2002, by and among Comfort Systems USA, Inc. and EMCOR-CSI Holding Co.

         99.1     Press Release dated February 12, 2002.

                                  SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            EMCOR GROUP, INC.

DATED:  February 14, 2002                   By:    /s/ Sheldon I. Cammaker
                                                   ------------------------
                                            Name:  Sheldon I. Cammaker
                                            Title: Executive Vice
                                                   President and General
                                                   Counsel

Exhibit Index
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Exhibit               Description
-------               -----------

2.1 Purchase Agreement, dated as of February 11, 2002, by and among Comfort Systems USA, Inc. and EMCOR-CSI Holding Co.

99.1       Press Release dated February 12, 2002.